The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2017 Results

Cincinnati, October 26, 2017 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Third-quarter 2017 net income of $102 million, or 61 cents per share, compared with $180 million, or $1.08 per share, in the third quarter of 2016.

•	$46 million decrease in operating income* to $97 million, or 58 cents per share, compared with $143 million, or 86 cents per share, in the third quarter of last year.

•
$78 million decrease in third-quarter 2017 net income, reflecting a $51 million reduction in after-tax property casualty underwriting income and a $32 million after-tax decrease in net realized investment gains.

•	$45.86 book value per share at September 30, 2017, up $2.91 or 6.8 percent since year-end to a new record high.

•	10.3 percent value creation ratio for the first nine months of 2017, compared with 14.0 percent for the same period of 2016.

Financial Highlights

(Dollars in millions except per share data)	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Revenue Data
Earned premiums	$1,247	$1,191	5	$3,696	$3,518	5
Investment income, net of expenses	153	148	3	453	442	2
Total revenues	1,412	1,402	1	4,321	4,137	4
Income Statement Data
Net income	$102	$180	(43)	$403	$491	(18)
Realized investment gains and losses, net	5	37	(86)	101	105	(4)
Operating income*	$97	$143	(32)	$302	$386	(22)
Per Share Data (diluted)
Net income	$0.61	$1.08	(44)	$2.42	$2.95	(18)
Realized investment gains and losses, net	0.03	0.22	(86)	0.61	0.63	(3)
Operating income*	$0.58	$0.86	(33)	$1.81	$2.32	(22)

Book value				$45.86	$43.24	6
Cash dividend declared	$0.50	$0.48	4	$1.50	$1.44	4
Diluted weighted average shares outstanding	165.9	166.8	(1)	166.1	166.5	0

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.

CINF 3Q17 Release 1

Insurance Operations Third-Quarter Highlights

•	99.3 percent third-quarter 2017 property casualty combined ratio, up from 92.4 percent for the third quarter of 2016.

•	3 percent growth in third-quarter net written premiums, reflecting price increases and premium growth initiatives.

•
$157 million third-quarter 2017 property casualty new business written premiums, up 5 percent. Agencies appointed since the beginning of 2016 contributed $23 million or 15 percent of total new business written premiums.

•	$8 million of life insurance subsidiary net income, down $2 million from third-quarter 2016, and 5 percent growth in third-quarter 2017 term life insurance earned premiums.
Investment and Balance Sheet Highlights

•	3 percent or $5 million increase in third-quarter 2017 pretax investment income, including 10 percent growth for stock portfolio dividends and 1 percent growth for bond interest income.

•
Three-month increase of 2 percent in fair value of total investments at September 30, 2017, including a 4 percent increase for the stock portfolio and an increase of less than 1 percent for the bond portfolio.

•	$2.480 billion parent company cash and marketable securities at September 30, 2017, up 16 percent from year-end 2016.
Investments Lead Profits
Steven J. Johnston, president and chief executive officer, commented: “As previously announced, hurricanes Harvey and Irma brought considerable losses to our policyholders. Confident in our balance sheet and risk management decisions, we were able to focus on what was important: outstanding claims service. I applaud the efforts of our associates who worked quickly to comfort those who had experienced loss and get them moving toward recovery.
“Investment income continued to contribute to a positive operating profit, supported by a 10 percent growth in dividends from our stock portfolio and an increase of 1 percent in the interest from our bond portfolio. Steady cash flow from 13 quarters in a row of underwriting profit from our insurance operations, including this one, helps fuel our investment approach, allowing us to continually grow our entire portfolio.
“Catastrophe events in the third quarter contributed 9.1 points to our 99.3 percent combined ratio – a catastrophe effect nearly double our 10-year average for the third quarter. With three-quarters of the year behind us, our 99.1 percent combined ratio is within our long-term target of 95 to 100 percent.
“Segmentation is key to improving our core underwriting, and we continue to refine our capabilities in that arena. With more eyes on the risks through increasing loss control inspections and improving sophistication in our data models, our associates thoroughly understand the accounts we insure and can determine the appropriate price for each risk based on its unique characteristics.
“We continued to build on our record of 28 consecutive years of overall favorable reserve development with third quarter net favorable reserve development on prior accident years. While favorable development was 1.9 points less than last year’s third quarter result, we maintained our consistently prudent approach to setting reserves, especially in the face of a recent-quarter elevation in commercial casualty large losses of $1 million or more per claim.”
Confident in Growth Plans
“Diversification and a firm belief in our underwriting models and expertise are allowing us to grow with confidence. Property casualty net written premiums grew 6 percent in the first nine-months of the year, with Cincinnati ReSM contributing 1 percent.
“The independent agents who represent us continue to respond enthusiastically to our product and program offerings designed to meet the needs of a modern insurance buyer. Direct bill options for excess and surplus lines clients is meeting rave reviews; Pillar™ – our management liability program – is attracting additional business not correlated with the weather; and our high net worth program is continuing to grow, contributing $22 million in personal lines new business growth so far this year.
“With catastrophe loss estimates for the third quarter of 2017 indicating one of the worst quarters ever for the reinsurance industry, we experienced losses for each of the major hurricane events that were consistent with our modeled loss expectations for our assumed reinsurance portfolio. The Cincinnati Re team is well positioned to participate in what we believe will be a firming reinsurance market, considering the magnitude of losses faced by the insurance industry as a whole. Our team is highly qualified and respected in the industry. They have established relationships and proven analytics in place to understand, both quantitatively and qualitatively, the risks we accept and to price them appropriately.”
Book Value at Record High
“At September 30, our book value again reached a record high, increasing 6.8 percent since December 31, 2016, to $45.86. Consolidated cash and total investments again topped $17 billion. Our ample capital allows us to execute on our long-term strategies and, at the same time continue to pay dividends to shareholders. Our value creation ratio, which considers the dividends we pay as well as growth in book value, was 10.3 percent for the first nine months, on pace to meet our 10 to 13 percent average annual target for this measure.”

CINF 3Q17 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Earned premiums	$1,191	$1,133	5	$3,523	$3,343	5
Fee revenues	2	3	(33)	8	7	14
Total revenues	1,193	1,136	5	3,531	3,350	5

Loss and loss expenses	815	690	18	2,397	2,110	14
Underwriting expenses	367	356	3	1,094	1,044	5
Underwriting profit	$11	$90	(88)	$40	$196	(80)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	68.4%	61.0%	7.4	68.0%	63.1%	4.9
Underwriting expenses	30.9	31.4	(0.5)	31.1	31.3	(0.2)
Combined ratio	99.3%	92.4%	6.9	99.1%	94.4%	4.7

			% Change			% Change
Agency renewal written premiums	$1,064	$1,036	3	$3,211	$3,121	3
Agency new business written premiums	157	149	5	475	417	14
Cincinnati Re net written premiums	24	21	14	104	56	86
Other written premiums	(37)	(31)	(19)	(80)	(78)	(3)
Net written premiums	$1,208	$1,175	3	$3,710	$3,516	6

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.4%	59.8%	0.6	60.8%	59.9%	0.9
Current accident year catastrophe losses	9.6	4.7	4.9	9.9	7.8	2.1
Prior accident years before catastrophe losses	(1.1)	(3.7)	2.6	(2.1)	(4.4)	2.3
Prior accident years catastrophe losses	(0.5)	0.2	(0.7)	(0.6)	(0.2)	(0.4)
Loss and loss expense ratio	68.4%	61.0%	7.4	68.0%	63.1%	4.9

Current accident year combined ratio before catastrophe losses	91.3%	91.2%	0.1	91.9%	91.2%	0.7

•
$33 million or 3 percent growth of third-quarter 2017 property casualty net written premiums, and nine-month growth of 6 percent, with Cincinnati Re contributing 1 percentage point to the nine-month period. The increase also reflected other growth initiatives, price increases and a higher level of insured exposures.

•
$8 million or 5 percent increase in third-quarter 2017 new business premiums written by agencies and nine-month growth of 14 percent. The third-quarter increase included a $17 million increase in standard market property casualty production from agencies appointed since the beginning of 2016.

•
1,704 agency relationships in 2,237 reporting locations marketing property casualty insurance products at September 30, 2017, compared with 1,614 agency relationships in 2,090 reporting locations at year-end 2016. During the first nine months of 2017, new agency appointments included 86 agencies that market most or all of our property casualty insurance products and 92 that market only our personal lines products.

•
6.9 percentage-point increase in the third-quarter 2017 combined ratio and a 4.7 percentage-point increase for the nine-month period, including a third-quarter increase of 4.2 points and a nine-month increase of 1.7 points for losses from natural catastrophes.

•	3.6 and 1.2 percentage-point third-quarter and nine-month 2017 Cincinnati Re contribution to the ratio increase for losses from natural catastrophes.

•	1.6 percentage-point third-quarter 2017 benefit from favorable prior accident year reserve development of $20 million, compared with 3.5 points or $40 million for third-quarter 2016.

•	2.7 percentage-point nine-month 2017 benefit from favorable prior accident year reserve development, compared with 4.6 points for the 2016 period.

•
0.9 percentage-point increase, to 60.8 percent, for the nine-month 2017 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.7 points in the ratio for current accident year losses of $1 million or more per claim.

CINF 3Q17 Release 3

•
0.2 percentage point improvement in the nine-month 2017 underwriting expense ratio, compared with the same period of 2016, as higher earned premiums and ongoing expense management efforts offset strategic investments that include enhancement of underwriting expertise.

CINF 3Q17 Release 4

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Earned premiums	$792	$779	2	$2,369	$2,310	3
Fee revenues	1	1	0	3	3	0
Total revenues	793	780	2	2,372	2,313	3

Loss and loss expenses	501	456	10	1,555	1,425	9
Underwriting expenses	253	252	0	756	740	2
Underwriting profit	$39	$72	(46)	$61	$148	(59)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	63.3%	58.5%	4.8	65.7%	61.7%	4.0
Underwriting expenses	31.9	32.3	(0.4)	31.9	32.0	(0.1)
Combined ratio	95.2%	90.8%	4.4	97.6%	93.7%	3.9

			% Change			% Change
Agency renewal written premiums	$707	$698	1	$2,208	$2,174	2
Agency new business written premiums	99	101	(2)	301	281	7
Other written premiums	(28)	(22)	(27)	(53)	(54)	2
Net written premiums	$778	$777	0	$2,456	$2,401	2

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	61.3%	59.1%	2.2	60.7%	58.7%	2.0
Current accident year catastrophe losses	4.3	3.5	0.8	7.2	8.1	(0.9)
Prior accident years before catastrophe losses	(1.8)	(4.5)	2.7	(1.6)	(5.0)	3.4
Prior accident years catastrophe losses	(0.5)	0.4	(0.9)	(0.6)	(0.1)	(0.5)
Loss and loss expense ratio	63.3%	58.5%	4.8	65.7%	61.7%	4.0

Current accident year combined ratio before catastrophe losses	93.2%	91.4%	1.8	92.6%	90.7%	1.9

•	$1 million increase in third-quarter 2017 commercial lines net written premiums, driven by higher renewal written premiums. Two percent increase in nine-month net written premiums.

•
$9 million or 1 percent rise in third-quarter renewal written premiums, with commercial lines average renewal pricing increases in the low-single-digit percent range, similar to the second quarter of 2017, and including commercial auto increases in the high-single-digit range.

•
$2 million or 2 percent decrease in third-quarter 2017 new business written by agencies, reflecting a modest decrease for each major line of business except commercial property. For the nine-month period, the increase was 7 percent.

•
4.4 and 3.9 percentage-point third-quarter and nine-month 2017 combined ratio increases, somewhat offset by decreases of 0.1 and 1.4 points for losses from natural catastrophes. The combined ratio increase for both 2017 periods was largely due to lower amounts of favorable reserve development on prior accident years.

•	2.3 percentage-point third-quarter 2017 benefit from favorable prior accident year reserve development of $18 million, compared with 4.1 points or $31 million for third-quarter 2016.

•	2.2 percentage-point nine-month 2017 benefit from favorable prior accident year reserve development, compared with 5.1 points for the 2016 period.

CINF 3Q17 Release 5

Personal Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Earned premiums	$314	$293	7	$921	$864	7
Fee revenues	1	1	0	4	3	33
Total revenues	315	294	7	925	867	7

Loss and loss expenses	233	217	7	706	614	15
Underwriting expenses	91	85	7	267	253	6
Underwriting loss	$(9)	$(8)	13	$(48)	$—	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	74.0%	74.2%	(0.2)	76.6%	71.1%	5.5
Underwriting expenses	29.1	29.2	(0.1)	29.0	29.3	(0.3)
Combined ratio	103.1%	103.4%	(0.3)	105.6%	100.4%	5.2

			% Change			% Change
Agency renewal written premiums	$318	$303	5	$881	$841	5
Agency new business written premiums	43	32	34	122	91	34
Other written premiums	(6)	(6)	0	(18)	(17)	(6)
Net written premiums	$355	$329	8	$985	$915	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	62.2%	63.7%	(1.5)	63.6%	63.2%	0.4
Current accident year catastrophe losses	11.7	8.9	2.8	14.5	8.3	6.2
Prior accident years before catastrophe losses	0.7	2.1	(1.4)	(1.0)	(0.1)	(0.9)
Prior accident years catastrophe losses	(0.6)	(0.5)	(0.1)	(0.5)	(0.3)	(0.2)
Loss and loss expense ratio	74.0%	74.2%	(0.2)	76.6%	71.1%	5.5

Current accident year combined ratio before catastrophe losses	91.3%	92.9%	(1.6)	92.6%	92.5%	0.1

•
$26 million or 8 percent increase in third-quarter 2017 personal lines net written premiums, reflecting growth in new business and higher renewal written premiums that benefited from rate increases averaging in the mid-single-digit percent range, including personal auto increases near the low end of the high-single-digit range. Eight percent increase in nine-month net written premiums.

•
$11 million or 34 percent growth in third-quarter new business written by agencies and 34 percent growth also for the first nine months of 2017. The growth was largely due to expanding our share of business from agencies’ high net worth clients, including an increase of approximately $9 million during the third quarter of 2017.

•	0.3 percentage-point third-quarter 2017 combined ratio decrease and nine-month increase of 5.2 points, including increases of 2.7 and 6.0 points for losses from natural catastrophes.

•
0.1 percentage-point third-quarter 2017 unfavorable prior accident year reserve development of less than $1 million, compared with 1.6 points or $4 million of unfavorable development for third-quarter 2016.

•	1.5 percentage-point nine-month 2017 benefit from favorable prior accident year reserve development, compared with 0.4 points for the 2016 period.

CINF 3Q17 Release 6

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Earned premiums	$53	$48	10	$153	$136	13
Fee revenues	—	1	nm	1	1	0
Total revenues	53	49	8	154	137	12

Loss and loss expenses	24	15	60	58	55	5
Underwriting expenses	16	14	14	46	40	15
Underwriting profit	$13	$20	(35)	$50	$42	19

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	45.8%	31.9%	13.9	38.1%	40.5%	(2.4)
Underwriting expenses	29.0	29.4	(0.4)	29.9	29.4	0.5
Combined ratio	74.8%	61.3%	13.5	68.0%	69.9%	(1.9)

			% Change			% Change
Agency renewal written premiums	$39	$35	11	$122	$106	15
Agency new business written premiums	15	16	(6)	52	45	16
Other written premiums	(3)	(3)	0	(9)	(7)	(29)
Net written premiums	$51	$48	6	$165	$144	15

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	49.1%	57.2%	(8.1)	52.8%	58.9%	(6.1)
Current accident year catastrophe losses	1.7	0.2	1.5	1.3	1.3	0.0
Prior accident years before catastrophe losses	(4.7)	(25.5)	20.8	(15.9)	(19.6)	3.7
Prior accident years catastrophe losses	(0.3)	0.0	(0.3)	(0.1)	(0.1)	0.0
Loss and loss expense ratio	45.8%	31.9%	13.9	38.1%	40.5%	(2.4)

Current accident year combined ratio before catastrophe losses	78.1%	86.6%	(8.5)	82.7%	88.3%	(5.6)

•
$3 million or 6 percent increase in third-quarter 2017 excess and surplus lines net written premiums, in part reflecting higher renewal written premiums that benefited from rate increases averaging in the low-single-digit percent range. Fifteen percent increase in nine-month net written premiums.

•
$1 million decrease in third-quarter new business written by agencies and 16 percent growth for the first nine months of 2017, reflecting an increase in marketing efforts while continuing to carefully underwrite each policy.

•
13.5 percentage-point increase in the third-quarter 2017 combined ratio and a 1.9 point decrease for the nine-month period, driven by less favorable prior accident year reserve development for the third quarter and more favorable current accident year loss experience before catastrophe losses for the nine-month period.

•	5.0 percentage-point third-quarter 2017 benefit from favorable prior accident year reserve development of $3 million, compared with 25.5 points or $12 million for third-quarter 2016.

•	16.0 percentage-point nine-month 2017 benefit from favorable prior accident year reserve development, compared with 19.7 points for the 2016 period.

CINF 3Q17 Release 7

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Term life insurance	$39	$37	5	$118	$112	5
Universal life insurance	7	13	(46)	28	34	(18)
Other life insurance, annuity, and disability income products	10	8	25	27	29	(7)
Earned premiums	56	58	(3)	173	175	(1)
Investment income, net of expenses	39	40	(3)	117	117	0
Realized investment gains and losses, net	1	3	(67)	4	4	0
Fee revenues	1	2	(50)	4	4	0
Total revenues	97	103	(6)	298	300	(1)
Contract holders’ benefits incurred	59	63	(6)	184	188	(2)
Underwriting expenses incurred	26	24	8	63	62	2
Total benefits and expenses	85	87	(2)	247	250	(1)
Net income before income tax	12	16	(25)	51	50	2
Income tax	4	6	(33)	18	18	0
Net income of the life insurance subsidiary	$8	$10	(20)	$33	$32	3

•
$2 million or 3 percent decrease in third-quarter 2017 earned premiums, including a 5 percent increase for term life insurance, our largest life insurance product line. Third-quarter 2017 term life insurance premium growth was offset by a decline in universal life insurance premiums due to unlocking of actuarial assumptions that slowed amortization of unearned front-end loads.

•	$1 million improvement in nine-month 2017 life insurance subsidiary net income, largely due to more favorable mortality experience.

•	$52 million or 6 percent nine-month 2017 increase to $991 million in GAAP shareholders’ equity for the life insurance subsidiary, largely reflecting net income of $33 million.

CINF 3Q17 Release 8

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change	2017	2016	% Change
Investment income, net of expenses	$153	$148	3	$453	$442	2
Investment interest credited to contract holders’	(24)	(23)	(4)	(70)	(67)	(4)
Realized investment gains and losses, net	7	56	nm	156	161	(3)
Investments profit	$136	$181	(25)	$539	$536	1

Investment income:
Interest	$112	$111	1	$334	$330	1
Dividends	43	39	10	124	117	6
Other	1	1	0	3	2	50
Less investment expenses	3	3	0	8	7	14
Investment income, pretax	153	148	3	453	442	2
Less income taxes	35	35	0	106	105	1
Total investment income, after-tax	$118	$113	4	$347	$337	3

Investment returns:
Average invested assets plus cash and cash equivalents	$16,769	$15,564		$16,462	$15,192
Average yield pretax	3.65%	3.80%		3.67%	3.88%
Average yield after-tax	2.81	2.90		2.81	2.96
Effective tax rate	23.4	23.9		23.5	23.8
Fixed-maturity returns:
Average amortized cost	$10,121	$9,588		$9,967	$9,491
Average yield pretax	4.43%	4.63%		4.47%	4.64%
Average yield after-tax	3.25	3.37		3.27	3.37
Effective tax rate	26.6	27.3		26.8	27.3

•	$5 million or 3 percent rise in third-quarter 2017 pretax investment income, including 10 percent growth in equity portfolio dividends and 1 percent growth in interest income.

•
$189 million or 6 percent third-quarter 2017 increase in pretax net unrealized investment portfolio gains, including a $180 million increase for the equity portfolio. The total increase included the offsetting effect of $4 million of pretax net realized gains from investment portfolio security sales or called bonds during the third quarter of 2017, including $1 million from the equity portfolio.

CINF 3Q17 Release 9

Balance Sheet Highlights

(Dollars in millions except share data)	At September 30,	At December 31,
	2017	2016
Total investments	$16,664	$15,500
Total assets	21,592	20,386
Short-term debt	17	20
Long-term debt	787	787
Shareholders’ equity	7,523	7,060
Book value per share	45.86	42.95
Debt-to-total-capital ratio	9.7%	10.3%

•	$17.338 billion in consolidated cash and total investments at September 30, 2017, up 7 percent from $16.277 billion at year-end 2016.

•
$10.540 billion bond portfolio at September 30, 2017, with an average rating of A2/A. Fair value increased $38 million during the third quarter of 2017, including $70 million in net purchases of fixed-maturity securities.

•
$6.025 billion equity portfolio was 36.2 percent of total investments, including $2.761 billion in pretax net unrealized gains at September 30, 2017. Third-quarter 2017 increase in fair value of $226 million or 4 percent.

•
$4.846 billion of statutory surplus for the property casualty insurance group at September 30, 2017, up $160 million from $4.686 billion at year-end 2016, after declaring $290 million in dividends to the parent company. For the 12 months ended September 30, 2017, the ratio of net written premiums to surplus was 1.0-to-1, matching year-end 2016.

•
$0.89 three-month 2017 increase in book value per share, including additions of $0.59 from net income before realized gains, $0.77 from investment portfolio realized gains and changes in unrealized gains and $0.03 for other items that were partially offset by deductions of $0.50 from dividends declared to shareholders.

•
Value creation ratio of 10.3 percent for the first nine months of 2017, including 4.3 percent from net income before net realized investment gains, which includes underwriting and investment income, and 6.4 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

CINF 3Q17 Release 10

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2016 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 29.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•	Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•
Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

CINF 3Q17 Release 11

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 3Q17 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2017	2016
Assets
Investments			$16,664	$15,500
Cash and cash equivalents			674	777
Premiums receivable			1,640	1,533
Reinsurance recoverable			522	545
Deferred policy acquisition costs			676	637
Other assets			1,416	1,394
Total assets			$21,592	$20,386

Liabilities
Insurance reserves			$8,066	$7,756
Unearned premiums			2,475	2,307
Deferred income tax			1,087	865
Long-term debt and capital lease obligations			826	826
Other liabilities			1,615	1,572
Total liabilities			14,069	13,326

Shareholders’ Equity
Common stock and paid-in capital			1,653	1,649
Retained earnings			5,193	5,037
Accumulated other comprehensive income			2,047	1,693
Treasury stock			(1,370)	(1,319)
Total shareholders' equity			7,523	7,060
Total liabilities and shareholders' equity			$21,592	$20,386

(Dollars in millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenues
Earned premiums	$1,247	$1,191	$3,696	$3,518
Investment income, net of expenses	153	148	453	442
Realized investment gains and losses, net	7	56	156	161
Other revenues	5	7	16	16
Total revenues	1,412	1,402	4,321	4,137

Benefits and Expenses
Insurance losses and contract holders' benefits	874	753	2,581	2,298
Underwriting, acquisition and insurance expenses	393	380	1,157	1,106
Interest expense	13	13	39	39
Other operating expenses	3	3	11	10
Total benefits and expenses	1,283	1,149	3,788	3,453

Income Before Income Taxes	129	253	533	684

Provision for Income Taxes	27	73	130	193

Net Income	$102	$180	$403	$491

Per Common Share:
Net income—basic	$0.62	$1.09	$2.45	$2.98
Net income—diluted	0.61	1.08	2.42	2.95

CINF 3Q17 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•
Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segment plus our reinsurance assumed operations.

•
Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus net realized investment gains, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 3Q17 Release 14

Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Value creation ratio:
End of period book value	$45.86	$43.24	$45.86	$43.24
Less beginning of period book value	44.97	42.37	42.95	39.20
Change in book value	0.89	0.87	2.91	4.04
Dividend declared to shareholders	0.50	0.48	1.50	1.44
Total value creation	$1.39	$1.35	$4.41	$5.48

Value creation ratio from change in book value*	2.0%	2.1%	6.8%	10.3%
Value creation ratio from dividends declared to shareholders**	1.1	1.1	3.5	3.7
Value creation ratio	3.1%	3.2%	10.3%	14.0%

* Change in book value divided by the beginning of period book value
** Dividend declared to shareholders divided by beginning of period book value

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income	$102	$180	$403	$491
Less:
Realized investment gains and losses, net	7	56	156	161
Income tax on realized investment gains	(2)	(19)	(55)	(56)
Realized investment gains and losses, after-tax	5	37	101	105
Operating income	$97	$143	$302	$386

Diluted per share data:
Net income	$0.61	$1.08	$2.42	$2.95
Less:
Realized investment gains and losses, net	0.04	0.34	0.94	0.97
Income tax on realized investment gains	(0.01)	(0.12)	(0.33)	(0.34)
Realized investment gains and losses, after-tax	0.03	0.22	0.61	0.63
Operating income	$0.58	$0.86	$1.81	$2.32

CINF 3Q17 Release 15

Cincinnati Financial Corporation

Life Insurance Reconciliation

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income of the life insurance subsidiary	$8	$10	$33	$32
Realized investment gains, net	1	3	4	4
Income tax on realized investment gains	1	1	2	1
Operating income	8	8	31	29

Investment income, net of expenses	(39)	(40)	(117)	(117)
Investment income credited to contract holders’	24	23	70	67
Income tax on investment income and investment income credited to contract holders’	3	5	16	17
Life insurance segment loss	$(4)	$(4)	$—	$(4)

CINF 3Q17 Release 16

Cincinnati Financial Corporation

Property Casualty Insurance Reconciliation

(Dollars in millions)	Three months ended September 30, 2017
	Consolidated	Commercial	Personal	E&S	Cincinnati Re
Premiums:
Written premiums	$1,208	$778	$355	$51	$24
Unearned premiums change	(17)	14	(41)	2	8
Earned premiums	$1,191	$792	$314	$53	$32

Statutory ratios:
Combined ratio	99.1%	95.8%	100.9%	77.4%	208.0%
Contribution from catastrophe losses	9.1	3.8	11.1	1.4	137.2
Combined ratio excluding catastrophe losses	90.0%	92.0%	89.8%	76.0%	70.8%

Commission expense ratio	18.8%	19.0%	16.9%	27.8%	19.8%
Other underwriting expense ratio	11.9	13.5	10.0	3.8	8.3
Total expense ratio	30.7%	32.5%	26.9%	31.6%	28.1%

GAAP ratios:
Combined ratio	99.3%	95.2%	103.1%	74.8%	207.4%
Contribution from catastrophe losses	9.1	3.8	11.1	1.4	137.2
Prior accident years before catastrophe losses	(1.1)	(1.8)	0.7	(4.7)	1.6
Current accident year combined ratio before catastrophe losses	91.3%	93.2%	91.3%	78.1%	68.6%

(Dollars in millions)	Nine months ended September 30, 2017
	Consolidated	Commercial	Personal	E&S	Cincinnati Re
Premiums:
Written premiums	$3,710	$2,456	$985	$165	$104
Unearned premiums change	(187)	(87)	(64)	(12)	(24)
Earned premiums	$3,523	$2,369	$921	$153	$80

Statutory ratios:
Combined ratio	98.3%	96.7%	104.6%	69.0%	128.3%
Contribution from catastrophe losses	9.3	6.6	14.0	1.2	52.6
Combined ratio excluding catastrophe losses	89.0%	90.1%	90.6%	67.8%	75.7%

Commission expense ratio	18.3%	17.8%	17.5%	27.1%	24.5%
Other underwriting expense ratio	12.0	13.2	10.5	3.8	7.1
Total expense ratio	30.3%	31.0%	28.0%	30.9%	31.6%

GAAP ratios:
Combined ratio	99.1%	97.6%	105.6%	68.0%	129.4%
Contribution from catastrophe losses	9.3	6.6	14.0	1.2	52.6
Prior accident years before catastrophe losses	(2.1)	(1.6)	(1.0)	(15.9)	(3.2)
Current accident year combined ratio before catastrophe losses	91.9%	92.6%	92.6%	82.7%	80.0%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.

CINF 3Q17 Release 17